Exhibit 15.1

KPMG AG Wirtschaftsprüfungsgesellschaft THE SQUAIRE / Am Flughafen, 60549 Frankfurt am Main
Deutsche Bank AG To the Shareholders and Supervisory Board Taunusanlage 12 60325 Frankfurt am Main	KPMG AG Wirtschaftsprüfungsgesellschaft THE SQUAIRE / Am Flughafen 60549 Frankfurt am Main Postfach 75 03 53 60533 Frankfurt am Main T 069 9587-0 F 069 9587-1050 www.kpmg.de

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Supervisory Board of Deutsche Bank Aktiengesellschaft

We consent to the incorporation by reference in the registration statement (No. 333-226421) on Form F-3 and in the registration statements (Nos. 333-97257, 333-100246, 333-117705, 333-132673, 333-168335, 333-197691 and 333-223301) on Form S-8 of Deutsche Bank Aktiengesellschaft of our reports dated March 13, 2020, with respect to the consolidated balance sheets of Deutsche Bank Aktiengesellschaft and subsidiaries as of December 31, 2019 and 2018, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes, and the specific disclosures described in Note 1 of the consolidated financial statements as being part of the financial statements (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in the December 31, 2019 annual report on Form 20-F of Deutsche Bank Aktiengesellschaft.

Our report on the consolidated financial statements refers to a change in accounting for financial instruments in 2018 due to the adoption of International Financial Reporting Standard 9 Financial Instruments.

KPMG AG
Wirtschaftsprüfungsgesellschaft

Frankfurt am Main, Germany
March 20, 2020

Page 1 of 1

Aufsichtsratsvorsitzender: WP Ulrich D. Maas; Vorstand: WP StB Klaus Becker (Sprecher),
Dr. Vera-Carina Elter, StB Frank W. Grube, WP StB Sven-Olaf Leitz, Christian Rast,
WP Christian Sailer, WP Mattias Schmelzer, WP StB Boris Schroer
Sitz: Berlin; Handelsregister: Amtsgericht Charlottenburg (HRB 106191 B);
USt.- IdNr.: DE 814811803
Bankverbindung: Deutsche Bank AG, IBAN DE98 1007 0000 0239 3387 00,
BIC DEUTDEBB
Zertifiziert nach DIN EN ISO 9001, ISO/IEC 27001 und DIN EN ISO 14001

KPMG AG Wirtschaftsprüfungsgesellschaft, ein Mitglied des KPMG-Netzwerks unabhängiger Mitgliedsfirmen, die KPMG International Cooperative („KPMG International“),
einer juristischen Person schweizerischen Rechts, angeschlossen sind.